                                                              EXHIBIT (g)(1)(ii)
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

                               FEES AND EXPENSES

Series                                                                Annual Fee
------                                                                ----------
ING Principal Protection Fund                                         $  12,000

ING Principal Protection Fund II                                      $  12,000

ING Principal Protection Fund III                                     $  12,000

ING Principal Protection Fund IV                                      $  12,000

ING Principal Protection Fund V                                       $  12,000

ING Principal Protection Fund VI                                      $  12,000

ING Principal Protection Fund VII                                     $  12,000

ING Principal Protection Fund VIII                                    $  12,000

ING Principal Protection Fund IX                                      $  12,000

ING Principal Protection Fund X                                       $  12,000

ING Principal Protection Fund XI                                      $  12,000

ING Principal Protection Fund XII                                     $  12,000

ING Principal Protection Fund XIII                                    $  12,000

ING Principal Protection Fund XIV                                     $  12,000

Pursuant to the Custodian Service and Monitoring Agreement dated April 30, 2003, by and among ING Equity Trust, MBIA Insurance Corporation and The Bank of New York (the "Agreement") the undersigned hereby amend this Amended Schedule A to the Agreement to add ING Principal Protection Fund XII, ING Principal Protection Fund XIII and ING Principal Protection Fund XIV.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of October 27, 2004.

ING EQUITY TRUST                              MBIA INSURANCE CORPORATION

/s/ Robert S. Naka                            /s/ MICHAEL S. KNOPF
-----------------------------------           ---------------------------
Name: Robert S. Naka                          Name: MICHAEL S. KNOPF
Title: Senior Vice President                  Title: DIRECTOR

THE BANK OF NEW YORK

/s/ EDWARD G. McGANN
-----------------------------------
Name: EDWARD G. McGANN
Title: MANAGING DIRECTOR